Exhibit 5.1

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July 18, 2020

MDB Capital Holdings, LLC

14135 Midway Road, Suite G-150

Addison, TX 75001

Re: Registration Statement No. 333-268318

We have acted as counsel to MDB Capital Holdings, LLC, a Delaware limited liability company (the “Company”), in connection with the proposed public offering of up to 1,666,666 Class A Common Shares representing limited liability Interests (the “Offered Shares”) of the Company. The Offered Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on November 11, 2022 (Registration No. 333-268318) (as amended, the “Registration Statement”) and subsequently amended. In addition the Registration Statement is registering for resale 2,628,966 Class A Common Shares for resale by selling shareholders (the “Selling Shareholder Shares”) and 16,666 warrants to purchase up to16,666 Class A Common Shares to be issued to the selling agent or its nominees for the offering (the “Selling Agent Warrant” and “Selling Agent Shares,” respectively). Together the Offered Shares, the Selling Shareholder Shares, the Selling Agent Warrant and Selling Agent Shares are referred to collectively as the “Securities.” This opinion is being furnished in connection with the requirements of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Securities.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the operating agreement of the Company; (ii) the Registration Statement and all exhibits thereto as filed through the date hereof, including the Selling Agent Warrant; (iii) the Company’s certificate of formation as presently in effect; (iv) certain resolutions adopted by the Company’s board of directors and committees thereof, relating to the authorizations of the filing of the Registration Statement and other related matters, including the authorization of the Securities for sale and issuance; and (v) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, subject to the assumptions, limitations, and qualifications stated herein.

MDB Capital Holdings, LLC

July 18, 2023

We have also examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents that we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy, and completeness of the information contained in the Registration Statement, the operating agreement of the Company, and other records, documents, instruments, and certificates we have reviewed; and (v) that all Securities will be issued in the manner stated in the Registration Statement and will have been approved. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

For the purposes of this opinion, we have assumed that the Company has authorized and entered into the selling agreement and the Selling Agent Warrant with the selling agent, the individual investor subscription agreements with each accepted investor, and the escrow agreement, and in connection therewith authorized the issuance of the Offered Shares, the Selling Agent Warrant, and the Selling Agent Shares for sale under the selling agreement, the Selling Agent Warrant, the investor subscription agreements, and the escrow agreement, all in the manner as described in the Registration Statement. We have also assumed that the Company, prior to the issuance of the Offered Shares, the Selling Agent Warrant, and the Selling Agent Shares, will have received the consideration for those securities as provided through the selling agent agreement, Selling Agent Warrant, the individual investor subscription agreement and the escrow agreement, as stated in the Registration Statement. We have also assumed that the sale of the Selling Shareholder Shares by the Company were authorized and subject to selling agreements with the individual investors and that the Company received the consideration for the Selling Shareholder Shares.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, (i) it is our opinion that upon the approval by the board of directors of the Company of the issuance of the Offered Shares, the Selling Agent Warrant and Selling Agent Shares and the effectiveness of all other approvals for the issuance of the Offered Shares, the Selling Agent Warrant and Selling Agent Shares referred to in the Registration Statement and any selling agreement, Selling Agent Warrant and investor subscription agreement entered into by the Company, when the Registration Statement has been declared effective and the Offered Shares, Selling Agent Warrant and Selling Agent Shares have been issued in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and any selling agreement, Selling Agent Warrant, and investor subscription agreement, it is our opinion that (i) the Offered Shares and Selling Agent Shares will be duly approved and validly issued, fully paid, and nonassessable, (ii) the Selling Agent Warrant will be the legally binding obligation of the Company under the laws of the State of New York, and (iii) the Selling Shareholder Shares have been duly approved by the Board of Directors of the Company and have been validly issued and are fully paid and nonassessable.

MDB Capital Holdings, LLC

July 18, 2023

The foregoing opinion is based on, and is limited to the laws of the State of New York, and we render no opinion with respect to the laws of any other jurisdiction. For the purposes of this Opinion, we have assumed that the laws of the State of Delaware are the same as the State of New York. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ Golenbock Eiseman Assor Bell & Peskoe LLP

Golenbock Eiseman Assor Bell & Peskoe LLP